Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Lazard Ltd on Form S-1 of our report dated December 16, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 16, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

New York, New York

December 16, 2004